AGREEMENT OF ASSIGNMENT, ASSUMPTION AND RELEASE

THIS AGREEMENT is effective as of June 12, 2015, by and among:

San Lotus Holding Inc., a Nevada corporation (the "Assuming Party");

Mao Ren International Inc. (the "Debtor"); and

The creditors (each the "Creditor", and collectively the "Creditors") listed on Exhibit A hereto.

WHEREAS, the Debtor is indebted to Creditors in total amount of Nine Hundred Thirteen Million Four Hundred One Thousand Eight Hundred Twenty Three New Taiwan Dollars (TWD $913,401,823), identified as following (referred to as the "Liabilities"):

CREDITOR	AMOUNT OWED BY DEBTOR (TWD)
Mao Ren LAF Inc.	$331,016,820
MR Apportion Inc.	$104,127,808
Maoren Investment Inc.	$478,257,195
Total	$913,401,823

WHEREAS, the Debtor wishes to assign and delegate its obligations under these Liabilities to the Assuming Party and the Assuming Party wishes to assume the obligations under the Liabilities.

NOW THEREFORE, in consideration of the mutual covenants hereinafter provided and other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree:

1.       Assignment of the Liabilitie The Debtor assigns its rights and delegates the performance of all of its duties, liabilities and obligations under the Liabilities to the Assuming Party.

2.       Assumption of the Liabilities. The Assuming Party assumes and agrees with the Debtor and the Creditors to fully and faithfully discharge and perform all duties, liabilities and obligations of the Debtor under the Liabilities.

3.       Approval of Assignment and Assumption. The Creditor (a) approves, consents to, and accepts the assignment and delegation by the Debtor and to the Assuming Party for the payment and the performance of the Liabilities; and (b) forever release and discharge the Debtor from the Liabilities.

IN WITNESS WHEREOF, the parties hereto have set their hands.

San Lotus Holding Inc.	Mao Ren LAF Inc
By:/s/ Chen, Li Hsing	By:/s/ Chiu, Pao-Chi
Chen, Li Hsing	Chiu, Pao-Chi
Chairman of the Board	Director

Mao Ren International Inc.	MR Apportion Inc
By:/s/ Chen, Kuan-Yu	By:/s/ Chiu, Pao-Chi
Chen, Kuan-Yu	Chiu, Pao-Chi
President	Director

Maoren Investment Inc
By:/s/ Chen, Kuan-Yu
Chen, Kuan-Yu
Director